EXECUTION VERSION

RELEASE OF GP PLEDGE AGREEMENT

This RELEASE OF GP PLEDGE AGREEMENT, dated as of January 1, 2009 (this “Release”), is by and among GRAN TIERRA ENERGY INC., a Nevada corporation (Registered No. C13734-2003) (the “Pledgor”), and STANDARD BANK PLC, as administrative agent under the Credit Agreement (as hereinafter defined) acting for and on behalf of the Secured Parties (as defined in the Credit Agreement) (in such capacity, the “Pledgee”).

WHEREAS, the Pledgor is the direct and beneficial owner of all of the issued and outstanding membership interests of ARGOSY ENERGY, LLC, a Delaware limited liability company (f/k/a Argosy Energy Corp., a Delaware corporation) (Registered No. 3234977) (the “GP”);

WHEREAS, in order to secure its obligations under and in connection with that certain Credit Agreement, dated as of February 22, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Pledgor, the GP, certain of their affiliates, the banks from time to time party thereto and the Pledgee, the Pledgor entered in that certain GP Pledge Agreement, dated as of February 22, 2007 (the “GP Pledge Agreement”), granting a security interest in the Pledged Property (herein defined as defined in the GP Pledge Agreement);

WHEREAS, pursuant to a corporate reorganization (the “Restructuring”), the Pledgor proposes to transfer the Pledged Property to GTE Colombia Holdings LLC (the “LLC”) and whereupon, the LLC shall execute and deliver to the Pledgee a pledge agreement (as the same may be amended, restated, substituted or supplemented from time to time, the “LLC Pledge Agreement”) governed by the laws of the State of New York, dated on the date hereof, substantially in the form of the GP Pledge Agreement, granting in favor of the Pledgee for the ratable benefit of the Secured Parties a first-priority security interest in all of the Pledged Property;

WHEREAS, the Pledgee has agreed to consent to the consummation of the Restructuring and, in connection therewith, to release the security interest in the Pledged Property created under the GP Pledge Agreement, pursuant to the terms and subject to the conditions set forth below;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:

Section 1.                      Release of Security Interest.  Solely in order to facilitate the Restructuring and subject to the Pledgor’s performance of its undertakings under Section 2 below, the Pledgee hereby releases and terminates its security interest granted under the GP Pledge Agreement in the Pledged Property.  The Pledgee shall execute and deliver to the Pledgor all releases or other documents, including, without limitation, Uniform Commercial Code (“UCC”) amendment or termination statements, reasonably necessary or desirable for the release of the security interest on the Pledged Property.

Section 2.                      LLC Pledge Agreement.  The Pledgor hereby undertakes to cause the LLC to execute and deliver to the Pledgee the LLC Pledge Agreement promptly upon the consummation of the Restructuring.  Notwithstanding the foregoing, if the Restructuring is not effective or the LLC fails to execute and deliver to the Pledgee the LLC Pledge Agreement, the Pledgor shall immediately re-execute and deliver to the Pledgee a pledge agreement substantially in the form of the GP Pledge Agreement, granting in favor of the Pledgee for the ratable benefit of the Secured Parties a first-priority security interest in all of the Pledged Property.

Section 3.                      Binding Effect.  This Release and all of the provisions hereof shall be binding upon each party hereto and their respective successors and assigns.

Section 4.                      Governing Law, Waivers and Consents.

(a)           The validity, interpretation and enforcement of this Release and any dispute arising out of the relationship between the Pledgor and the Pledgee or any Secured Party, whether in contract, tort, equity or otherwise, shall be governed by the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

(b)           The Pledgor hereby irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, sitting in the Borough of Manhattan, the City of New York and the United States District Court for the Southern District of New York, whichever the Pledgee may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Release or in any way connected with or related or incidental to the dealings of the Pledgor and the Pledgee or any Secured Party in respect of this Release or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above.

(c)           The Pledgor hereby irrevocably consents to the service of process out of any of the courts mentioned in Section 4(b) above in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid to the Pledgor at its address referred to in Section 12.02 of the Credit Agreement.

(d)           THE PLEDGOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS RELEASE OR ANY OF THE OTHER LOAN DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THERETO IN RESPECT OF THIS RELEASE OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  THE PLEDGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PLEDGOR, ANY SECURED PARTY OR THE PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS RELEASE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PLEDGOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 5.                      Further Assurances.  Each party hereto agrees that it will, at any time and from time to time, upon the written request of any other party, execute and deliver such further documents and do such further acts and things, as the requesting party may reasonably request in order to effect the purposes of this Release; provided that any such action undertaken by the Pledgee shall be at the sole cost and expense of the Pledgor.

Section 6.                      Counterparts.  This Release may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Release by facsimile or electronic copy shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, this Release has been duly executed and delivered as of the date first above written.

PLEDGOR

GRAN TIERRA ENERGY INC.

By:	/s/ Martin Eden
Name: Martin Eden
Title: Chief Financial Officer

Release of GP Pledge Agreement

PLEDGEE

STANDARD BANK PLC,
as Bank and as administrative agent for the Secured Parties

By:	/s/ Martin Revoredo
Name: Martin Revoredo
Title: Senior Vice President

By:	/s/ Roderick L. Fraser
Name: Roderick L. Fraser
Title: Managing Director, Global Head of Energy Finance

Release of GP Pledge Agreement